Ex-99.4: Aggregate Statement of Principal and Interest Distribution to
         Certificatesholders.

                        ENDING BALANCE        INTEREST           PRINCIPAL
                        --------------        --------           ---------
CLASS A                 65,308,512.19      10,535,968.56     266,763,087.46
CLASS B-1                  3762360.02         275,387.97       1,494,639.99
CLASS B-2                  9406125.48         688,486.43       3,736,689.52
CLASS R                             0               0.52                100




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